 As filed with the Securities and Exchange Commission on February 1, 1995.

                                                       Registration No. 33-57033
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                              AMENDMENT NO. 2 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                           WESTAMERICA BANCORPORATION
             (Exact name of registrant as specified in its charter)

   California                           6025                   94-2156203
(State or other                  (Primary Standard          (I.R.S. Employer
 jurisdiction of                    Industrial            Identification No.)
 incorporation or               Classification Code
 organization)                        Number)

                                ________________

        1108 Fifth Avenue, San Rafael, California 94901, (415) 257-8000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ________________

                                 DAVID L. PAYNE
                Chairman, President and Chief Executive Officer
                           Westamerica Bancorporation
                               1108 Fifth Avenue
                          San Rafael, California 94901
                                 (415) 257-8000
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                ________________

                                   Copies to:

       JONATHAN D. JOSEPH, ESQ.                   JAMES E. TOPINKA, ESQ.
     GABRIELLA A. LOMBARDI, ESQ.                   LAWRENCE B. LOW, ESQ.
      Pillsbury Madison & Sutro                       Pettit & Martin
            P.O. Box 7880                          101 California Street
 San Francisco, California 94120-7880         San Francisco, California 94111
            (415) 983-1000                             (415) 434-4000

    Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                                ________________


    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

      Item 20. Indemnification of Directors and Officers.

           Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

           Article VII of the Registrant's Restated Articles of Incorporation, as amended, authorizes the Registrant to indemnify its Agents, through bylaw provisions, agreements, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Registrant and its shareholders. Article VII also authorizes the Registrant to provide insurance for Agents provided that, in cases where the Registrant owns all or a portion of the shares of the company issuing the insurance policy, such company and/or the policy must meet certain conditions set forth in Section 317. Article V of the Registrant's Bylaws provides for mandatory indemnification of each director of the Registrant except as prohibited by law.

           The Registrant maintains a directors' and officers' liability insurance policy that indemnifies the Registrant's directors and officers against certain losses in connection with claims made against them for certain wrongful acts. In addition, the Registrant has entered into separate indemnification agreements with its directors and officers that require the Registrant, among other things, (i) to maintain directors' and officers' insurance in reasonable amounts in favor of such individuals, and (ii) to indemnify them against certain liabilities that may arise by reason of their status or service as Agents of the Registrant to the fullest extent permitted by California law.

      Item 21.  Exhibits and Financial Statement Schedules.

           Note: Exhibits marked with a + are incorporated by reference to the Registrant's Registration Statement on Form S-4 (No. 33-52146). Each such Exhibit had the number in parentheses immediately following the description of the Exhibit herein. Exhibits marked with a * have been previously filed.

           (A)  Exhibits.

          Exhibit
          Number
          -------

           2.1 Agreement and Plan of Reorganization among the Registrant and CapitolBank, dated as of November 17, 1994 (included as Annex A to the Proxy Statement/Prospectus (without certain exhibits)).

           3(i)*   Restated Articles of Incorporation of Registrant.

           3(ii)*  Composite By-laws of Registrant.

           4.1+ Specimen of the Registrant's Common Stock certificate with Rights Legend. (4.1)

           4.2+ Amended and Restated Rights Agreement, dated as of September 28, 1989, between the Registrant and Bank of America, NT&SA, as amended by the Appointment and Acceptance Agreement, dated as of May 25, 1992, between the Registrant and Chemical Trust Company of California. (4.2)

           4.3 The Registrant and certain of its consolidated subsidiaries have outstanding certain long-term debt. None of such debt exceeds 10% of the total assets of the Registrant and its consolidated subsidiaries; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. The Registrant agrees to furnish copies of such instruments to the SEC upon request.

           5.1*    Opinion of Pillsbury Madison & Sutro.

        Exhibit
        Number
        -------

         10.1 Stock Option Agreement, dated as of November 17, 1994, between the Registrant and CapitolBank (included as Annex D to the Proxy Statement/Prospectus).

         23.1    Consent of KPMG Peat Marwick LLP (Westamerica) (see Page II-6).

         23.2    Consent of KPMG Peat Marwick LLP (CapitolBank) (see Page II-7).

         23.3    Consent of Arthur Andersen LLP (CapitolBank) (see Page II-8).


         23.4*   Consent of Pillsbury Madison & Sutro (included in Exhibit
                 5.1).

         23.5*   Consent of Hoefer & Arnett Incorporated.

         23.6*   Consent of Smith & Crowley Inc.

         23.7*   Consent of Grant Thornton (PV Financial).

         23.8    Consent of Arthur Andersen LLP (North Bay Bancorp).

         23.9    Consent of Arthur Andersen LLP.

         99.1* Form of proxy to be used in soliciting shareholders of CapitolBank for its Special Meeting.

         (B)  Financial Statement Schedules:  Not applicable.

    Item 22.  Undertakings.

         (1) The undersigned Registrant hereby undertakes: (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (4) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on the 31st day of January, 1995.

                                     WESTAMERICA BANCORPORATION



                                     By         /s/ David L. Payne
                                        -------------------------------------
                                                    David L. Payne
                                               Chairman, President and
                                               Chief Executive Officer


           Pursuant to the requirement of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                   Title                          Date
         -----------                  -----                          ----


             *                    Director                     January 31, 1995
- --------------------------------
          Etta Allen



             *                    Executive Vice President     January 31, 1995
- --------------------------------  and Chief Financial
         James M. Barnes          Officer (Principal
                                  Financial Officer)



             *                    Director                     January 31, 1995
- --------------------------------
       Louis E. Bartolini



             *                    Director                     January 31, 1995
- --------------------------------
     Charles I. Daniels, Jr.



                                  Director
- --------------------------------
           Don Emerson



             *                    Senior Vice President and    January 31, 1995
- --------------------------------  Controller (Principal
       Dennis R. Hansen           Accounting Officer)




              *                   Director                     January 31, 1995
- --------------------------------
        Arthur C. Latno



                                  Director
- --------------------------------
        Patrick D. Lynch



          Signature                   Title                          Date
         -----------                  -----                          ----

                                  Director
- --------------------------------
      Catherine Cope MacMillan



                                  Director
- --------------------------------
       James A. Maggetti



                                  Director
- --------------------------------
   Dwight H. Murray, Jr., M.D.



               *                  Director                     January 31, 1995
- --------------------------------
        Ronald A. Nelson



                                  Director
- --------------------------------
          Carl R. Otto



     /s/ David L. Payne           Chairman of the Board,       January 31, 1995
- --------------------------------  President and Chief
         David L. Payne           Executive Officer




               *                  Director                     January 31, 1995
- --------------------------------
      Edward B. Sylvester


By:  /s/ David L. Payne
   -----------------------------
   Attorney-in-fact

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Westamerica Bancorporation:

We consent to incorporation by reference in Amendment No. 2 to the Registration Statement (No. 33-57033) on Form S-4 of Westamerica Bancorporation (the Company) of our report dated January 25, 1994 relating to the consolidated balance sheets of Westamerica Bancorporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993, annual report on Form 10-K of Westamerica Bancorporation. On April 15, 1993, the Company acquired Napa Valley Bancorp on a pooling-of-interests basis. We did not audit the financial statements of Napa Valley Bancorp as of December 31, 1992 and for the two year period ended December 31, 1992. Those statements, which are included in the 1992 and 1991 restated consolidated totals, were audited by other auditors. Our report, insofar as it relates to the amounts included for Napa Valley Bancorp, is based solely on the report of the other auditors.

In addition, we consent to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus which is included in the Registration Statement on Form S-4.

/s/ KPMG Peat Marwick LLP

San Francisco, California

January 31, 1995

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]




                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of Amendment No. 2 to this Form S-4 registration statement (File No. 33-57033).

                                /s/ Arthur Andersen LLP


Sacramento, California

January 30, 1995

                                 EXHIBIT INDEX

      Note: Exhibits marked with a + are incorporated by reference to the Registrant's Registration Statement on Form S-4 (No. 33-52146). Each such Exhibit had the number in parentheses immediately following the description of the Exhibit herein. Exhibits marked with a * have been previously filed.


       Exhibit
       Number    Document Description                                      Page
       -------   --------------------                                      ----

        2.1 Agreement and Plan of Reorganization among the Registrant and CapitolBank, dated as of November 17, 1994 (included as Annex A to the Proxy
                 Statement/Prospectus (without certain exhibits)).

       3(i)*     Restated Articles of Incorporation of Registrant

       3(ii)*    Composite By-Laws of Registrant

       4.1+ Specimen of the Registrant's Common Stock certificate with Rights Legend. (4.1)

       4.2+ Amended and Restated Rights Agreement, dated as of September 28, 1989, between the Registrant and Bank of America, NT&SA, as amended by the Appointment and Acceptance Agreement, dated as of May 25, 1992, between the Registrant and Chemical Trust Company of California. (4.2)

        4.3 The Registrant and certain of its consolidated subsidiaries have outstanding certain long-term debt. None of such debt exceeds 10% of the total assets of the Registrant and its consolidated subsidiaries; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. The Registrant agrees to furnish copies of such instruments to the SEC upon request.

       5.1*      Opinion of Pillsbury Madison & Sutro.

       10.1 Stock Option Agreement, dated as of November 17, 1994, between the Registrant and CapitolBank (included as Annex D to the Proxy Statement/Prospectus).

       23.1      Consent of KPMG Peat Marwick LLP (Westamerica) (see Page II-6).

       23.2      Consent of KPMG Peat Marwick LLP (CapitolBank) (see Page II-7).

       23.3      Consent of Arthur Andersen LLP (CapitolBank) (see Page
                 II-8).

       23.4*     Consent of Pillsbury Madison & Sutro (included in
                 Exhibit 5.1).

       23.5*     Consent of Hoefer & Arnett Incorporated.

       23.6*     Consent of Smith & Crowley Inc.

       23.7*     Consent of Grant Thornton (PV Financial).

       23.8      Consent of Arthur Andersen LLP (North Bay Bancorp).

       23.9      Consent of Arthur Andersen LLP.

       99.1* Form of proxy to be used in soliciting shareholders of CapitolBank for its Special Meeting.

                                     II-9